UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2007
Date of Report (Date of earliest event reported)

MOBIVENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51855	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

Suite 5.12, 130 Shaftesbury Avenue
London England		W1D 5EU
(Address of principal executive offices)		(Zip Code)

+44(0) 20 7031 1193
Registrant’s telephone number, including area code

Mobilemail (US) Inc.
Suite 5.12, 130 Shaftesbury Avenue
London England W1D 5EU
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

Name Change

The Company announced that effective August 2, 2007, the Company completed the change of its corporate name from “MobileMail (US) Inc.” to "MobiVentures Inc.". The name change was approved by the Company's stockholders at the Company's special meeting of the stockholders held on July 27, 2007. The name change was effected by filing a Certificate of Amendment to the Company's Articles of Incorporation with the Nevada Secretary of State on July 30, 2007.

The objective of the change in corporate name is to more accurately reflect the proposed “MobiVentures” brand name under which the Company will be marketing its mobile applications, content and services.

The Company has been advised that the Company’s common stock will trade under its new symbol "MBLV" effective August 2, 2007.

Increase in Authorized Capital

The Company announced that effective July 30, 2007, the Company’s authorized shares of common stock was increased from 100,000,000 to 300,000,000 shares with a par value of $0.001 per share. The increase in the number of authorized shares of common stock was approved by the Company’s stockholders at the Company’s special meeting of the stockholders on July 27, 2007. The increase was effected by filing a Certificate of Amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State on July 30, 2007.

The increase in the number of authorized shares of common stock will ensure that the Company has sufficient shares available for general corporate purposes including, without limitation, equity financings, acquisitions, establishing strategic relationships with corporate partners, providing equity incentives to employees, and payments of stock dividends, stock splits or other recapitalizations.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1	News Release of the Company dated August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVENTURES INC.

	By:	/s/ Peter Ahman
Date: August 2, 2007.
Peter Ahman
President and Chief Executive Officer